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                                                                       EXHIBIT A

                             3-D GEOPHYSICAL, INC.
                               200 Madison Avenue
                           New York, New York  10022


                                January 23, 1996

Paragon Geophysical, Inc.
5521 Township Road 260
P.O. Box 30
Millersburg, Ohio  44654

Attn:    Joel Friedman
         Chairman

Dear Mr. Friedman:

             This letter confirms our agreement that the Agreement and Plan of Merger (the "Agreement"), dated as of November 29, 1995, between 3-D Geophysical, Inc. ("3-D") and you is hereby amended as follows:

         (1) The date "January 31, 1996" in Clause (b) of Article X of the Agreement is hereby changed to "February 19, 1996."

         (2) Section 2.3(a) of the Agreement is hereby amended to read in its entirety as follows:

         "(a) Subject to an appropriate amendment to Buyer's Certificate of Amendment increasing the number of authorized common stock of Buyer and to the provisions of Sections 2.3(b), 2.4 and 2.5, and subject further to appropriate adjustment for any stock splits, dividends or combinations after the date hereof and on or prior to the Effective Time of the Merger, each share of Paragon Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into the right to receive 4.030667 shares of Buyer's Common Stock."


         (3) Section 2.5 of the Agreement is hereby amended to read in its entirety as follows:

         "2.5 Fractional Shares. Certificates for fractional shares of Buyer's Common Stock shall be issued in connection with the Merger in rounded amounts determined by the officers of the Buyer and Company."

         (4) All references to "3-D Paragon Acquisition Sub, Inc." in the Agreement are changed to read "3-D Paragon Acquisition, Inc."


Except as hereby amended, all other terms and provisions of the Agreement remain in full force and effect.
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             Please evidence your agreement to the foregoing by signing the enclosed copy of this letter in the space provided for your signature below and returning it to the undersigned.

                                      Very truly yours,

                                      3-D GEOPHYSICAL, INC.


                                      By: /s/ JOHN D. WHITE, JR.
                                         ------------------------------
                                               John D. White, Jr.,
                                               Vice President and CFO




                                      3-D PARAGON ACQUISITION, INC.


                                      By: /s/ JOHN D. WHITE, JR.
                                         ------------------------------
                                               John D. White, Jr.



Agreed:
PARAGON GEOPHYSICAL, INC.



By: /s/ JOEL FRIEDMAN
   -------------------------------
      Joel Friedman,  Chairman